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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                           EL PASO MANAGEMENT, L.L.C.

         This Certificate of Formation of El Paso Management, L.L.C. (the "LLC") dated as of July 19, 2002, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.Sections 18-101, et. seq.

FIRST:            The name of the LLC formed hereby is:

                           El Paso Management, L.L.C.

SECOND: The address of the registered office of the LLC in the State of Delaware is:

                           Corporation Trust Center
                           1209 Orange Street
                           New Castle County
                           Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           New Castle County
                           Wilmington, Delaware 19801

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.



                                            /s/ Pilar DeAnda
                                            ---------------------------
                                            Pilar DeAnda
                                            Authorized Person